EXHIBIT 99.1

  Certification of Chief Executive Officer and Chief Financial
                             Officer
    Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


C.W. Gilluly, President, Chief Executive Officer, and Chief Financial Officer and Treasurer of AMASYS Corporation (the "Company") certifies in his or her capacity as an officer of the Company that he or she has reviewed the Annual Report of the Company on Form 10-K for the year ended June 30, 2002 and that to the best of his or her knowledge:

     (1) the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

     (2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by
Section 906 of the Sarbanes-Oxley Act of 2002.


September 30, 2002            /S/ C.W. GILLULY
Date                          C.W. Gilluly
                              President, Chief Executive Officer
                              and Chief Financial Officer

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